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                        CONTACT:  MITCHEL SAYARE
                                       CHAIRMAN, CHIEF EXECUTIVE OFFICER
                                       (617) 661-9312


                              FOR IMMEDIATE RELEASE
                              ---------------------

               IMMUNOGEN SIGNS AGREEMENT FOR $5 MILLION FINANCING

CAMBRIDGE, MASS., MARCH 21, 1996--IMMUNOGEN, INC. (NASDAQ: IMGN) TODAY ANNOUNCED PLANS TO ISSUE $5 MILLION OF CONVERTIBLE DEBENTURES TO AN UNDISCLOSED INVESTOR PURSUANT TO REGULATION D OF THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSACTION WILL TAKE PLACE IN TWO INSTALLMENTS: $2.5 MILLION OF DEBENTURES WILL BE ISSUED ON OR ABOUT MARCH 25, 1996, AND THE REMAINING $2.5 MILLION OF DEBENTURES WILL BE ISSUED IMMEDIATELY UPON APPROVAL BY THE COMPANY'S SHAREHOLDERS OF AN INCREASE IN ITS AUTHORIZED COMMON STOCK.

"DECLINING CASH LEVELS HAVE PLACED CONSTRAINTS ON THE COMPANY'S OPERATIONS FOR SOME TIME," STATED CHAIRMAN AND CHIEF EXECUTIVE OFFICER, MITCHEL SAYARE. "THE COMPANY HAS TAKEN A VARIETY OF MEASURES TO REDUCE EXPENDITURES, INCLUDING A RESTRUCTURING IN DECEMBER 1994 AND THE ASSIGNMENT IN JANUARY OF THIS YEAR OF THE FACILITY AND EQUIPMENT LEASES FOR OUR ANTIBODY MANUFACTURING PLANT IN CANTON, MASSACHUSETTS. WE ARE PLEASED TO SEE THE POSITIVE IMPACT OF THESE ACTIONS ON OUR BOTTOM LINE. NOW, THE COMPLETION OF THIS FINANCING TRANSACTION WILL GIVE IMMUNOGEN ADDITIONAL TIME AND FLEXIBILITY TO PURSUE ITS STRATEGIC OBJECTIVES."

THE DEBENTURES WILL EARN INTEREST AT A RATE OF NINE PERCENT PER ANNUM AND WILL BE CONVERTIBLE INTO SHARES OF IMMUNOGEN COMMON STOCK AT ANY TIME ACCORDING TO A PREDETERMINED DISCOUNT FORMULA. IF THE CONVERSION TAKES PLACE MORE THAN 80 DAYS FOLLOWING THE SALE OF THE FIRST DEBENTURE, THE HOLDER ALSO WILL RECEIVE WARRANTS TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK EQUAL TO ONE-HALF OF THE NUMBER OF SHARES ISSUABLE UPON CONVERSION OF THE DEBENTURES. THESE WARRANTS WOULD BE EXERCISABLE AT $4.00 PER SHARE AND EXPIRE FIVE YEARS AFTER THE DATE OF CONVERSION.

IMMUNOGEN, INC., DEVELOPS INNOVATIVE BIOPHARMACEUTICALS, PRIMARILY FOR CANCER TREATMENT. THE COMPANY HAS CREATED POTENT "IMMUNOCONJUGATES" CONSISTING OF TOXINS OR DRUGS COUPLED TO MONOCLONAL ANTIBODIES FOR DELIVERY TO AND DESTRUCTION OF CANCER CELLS. IMMUNOGEN'S FIRST PRODUCT, ONCOLYSIN(R)B, IS BEING TESTED IN A LARGE-SCALE, PHASE III CLINICAL TRIAL FOR THE TREATMENT OF LYMPHOMA SUBSEQUENT TO AUTOLOGOUS BONE MARROW TRANSPLANTATION.

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